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                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT, made the ____ day of October, 1995, by and between OPPENHEIMER/QUEST FOR VALUE FAMILY OF FUNDS, a Massachusetts business trust (hereinafter referred to as the "Company"), and OPPENHEIMER MANAGEMENT CORPORATION (hereinafter referred to as "OMC").

     WHEREAS, the Company is an open-end, diversified management investment company registered as such with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "Investment Company Act"), and OMC is an investment adviser registered as such with the Commission under the Investment Advisers Act of 1940;

     WHEREAS, each of Growth and Income Fund, Small Capitalization Fund, Opportunity Fund and Officers Fund is a separately capitalized Series (the "Series") of the Shares of beneficial interest to be issued by the Company ("Shares") pursuant to the Company's registration statement;

     WHEREAS, the Company desires that OMC shall act as its investment adviser with respect to each Series pursuant to this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

     1.   GENERAL PROVISIONS:

          The Company hereby employs OMC and OMC hereby undertakes to act as the investment adviser of the Company in connection with, and for the benefit of, each Series(including any Series hereafter created) and to perform for the Company such other duties and functions in connection with each Series for the period and on such terms as set


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forth in this Agreement.  OMC shall, in all matters, give to the Company and its
Board of Trustees (the "Trustees") the benefit of its best judgement, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Company to conform to (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or Federal law; (iii) the provisions of the Declaration of Trust and By-Laws of the Company as amended from time to time; (iv) policies and determinations of the Trustees; (v) the fundamental policies and investment restrictions of each Series as reflected in the registration statement of the Company under the Investment Company Act or as such policies may, from time to time, be amended and (vi) the Prospectus and Statement of Additional Information of each Series in effect from time to time. The appropriate officers and employees of OMC shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Company with respect to any matters dealing with the business and affairs of the Company including the valuation of portfolio securities of the Company which are either not registered for public sale or not traded on any securities market.

     2.   INVESTMENT MANAGEMENT:

          (a)  OMC shall, subject to the direction and control by the Trustees,
(i) regularly provide investment advise and recommendations to the Company with respect to the investments, investment policies and the purchase and sale of securities and other investments for each Series; (ii) supervise continuously the investment program of each Series of the Company and the composition of its portfolio and determine what securities shall be purchased or sold by; and(iii) arrange, subject to the provisions of paragraph 7 hereof, for the


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purchase of securities and other investments for each Series of the Company and the sale of securities and other investments held in the portfolio of each Series.

          (b) Provided that the Company shall not be required to pay any compensation for services under this Agreement other than as provided by the terms of the Agreement and subject to the provisions of paragraph 7 hereof, OMC may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services including entering into sub-advisory agreements with other affiliated or unaffiliated registered investment advisors to obtain specialized services.

          (c) Provided that nothing herein shall be deemed to protect OMC from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, OMC shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

          (d) Nothing in this Agreement shall prevent OMC or any entity controlling, controlled by or under common control with OMC or any officer thereof from acting as investment adviser for any other person, firm or corporation or in any way limit or restrict OMC or any of its directors, officers, stockholders or employees from buying, selling or trading any securities or other investments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by OMC of its duties and obligations under this Agreement.

     3.   OTHER DUTIES OF OMC:


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          OMC shall, at its own expense, provide and supervise the activities of all administrative and clerical personnel as shall be required to provide effective corporate administration for the Company, including the compilation and maintenance of such records with respect to its operations as may reasonably be required; the preparation and filing of such reports with respect thereto as shall be required by the Commission; composition of periodic reports with respect to operations of each Series of the Company for its shareholders; composition of proxy materials for meetings of the Company's shareholders; and the composition of such registration statements as may be required by Federal and state securities laws for continuous public sale of Shares of each Series of the Company. OMC shall, at its own cost and expense, also provide the Company with adequate office space, facilities and equipment. OMC shall, at its own expenses, provide such officers for the Company as the Board of Trustees may request.

     4.   ALLOCATION OF EXPENSES:

          All other costs and expenses of each Series of the Company not expressly assumed by OMC under this Agreement, or to be paid by the Distributor of the Shares of each Series of the Company, shall be paid by the Company on behalf of the appropriate Series, including, but not limited to: (i) interest, taxes and governmental fees; (ii) brokerage commissions and other expenses incurred in acquiring or disposing of the portfolio securities and other investments of each Series; (iii) insurance premiums for fidelity and other coverage requisite to its operations; (iv) compensation and expenses of its Trustees other than those affiliated with OMC; (v) legal and audit expenses;
(vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its Shares; (viii) expenses incident to


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the issuance of its Shares against payment therefor by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to the registration under Federal and state securities laws of Shares of the Company and Series for public sale; (x) expenses of printing and mailing reports, notices and proxy materials to shareholders of the Company and each Series; (xi) except as noted above, all other expenses incidental to holding meetings of the Company's shareholders; and (xii) such extraordinary non-recurring expenses as may arise, including litigation, affecting the Company or any Series thereof and any legal obligation which the Company, or any Series of the Company, may have to indemnify its officers and Trustees with respect thereto. Any officers or employees of OMC (or any entity controlling, controlled by, or under common control with OMC) who also serve as officers, Trustees or employees of the Company shall not receive any compensation from the Company or any Series thereof for their services.

     5.   COMPENSATION OF OMC:

          The Company agrees to pay OMC and OMC agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the total net asset value of each Series of the Company as of the close of each business day and payable monthly at the annual rate for each Series set forth on Schedule A hereto.

     6.   USE OF NAME "OPPENHEIMER" OR "QUEST FOR VALUE":

          OMC hereby grants to the Company a royalty-free, non-exclusive license to use the name "Oppenheimer" or "Quest For Value" in the name of the Company for the duration of this Agreement and any extensions or renewals thereof. To the extent necessary to protect OMC's rights to the name "Oppenheimer" or "Quest For Value" under applicable law, such


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license shall allow OMC to inspect and, subject to control by the Company's
Board, control the nature and quality of services offered by the Company under such name and may, upon termination of this Agreement, be terminated by OMC, in which event the Company shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name "Oppenheimer" or "Quest For Value" in the name of the Company or otherwise. The name "Oppenheimer" and "Quest For Value" may be used or licensed by OMC in connection with any of its activities, or licensed by OMC to any other party.

     7.   PORTFOLIO TRANSACTIONS AND BROKERAGE:

          (a) OMC (and any Sub Advisor) is authorized, in arranging the purchase and sale of the portfolio securities and other investments of each Series of the Company to employ or deal with such members of securities or commodities exchanges, brokers or dealers (hereinafter "broker-dealers"), including "affiliated" broker-dealers (as that term is defined in the Investment Company Act), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the portfolio transactions of each Series of the Company as well as to obtain, consistent with the provisions of subparagraph (c) of this paragraph 7, the benefit of such investment information or research as will be of significant assistance to the performance by OMC (and any Sub Advisor) of its (their) investment management functions.

          (b) OMC (and any Sub Advisor) shall select broker-dealers to effect the portfolio transactions of each Series of the Company on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by OMC (or any Sub Advisor) on the basis of all relevant factors and considerations including,


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insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the portfolio transactions of each Series of the Company by participating therein for its own account; the importance to each Series of the Company of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities or other investments might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of each Series of the Company.

          (c) OMC (and any Sub Advisor) shall have discretion, in the interest of the Company and each Series, to allocate brokerage on the portfolio transactions of each Series of the Company to broker-dealers, other than an affiliated broker-dealers, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the Securities Exchange Act of 1934) for each Series of the Company and/or other accounts for which OMC or its affiliates (or any Sub Advisor) exercise "investment discretion" (as that term is defined in
Section 3(a)(35) of the Securities Exchange Act of 1934) and to cause the Company or a Series to pay such broker-dealers a commission for effecting a portfolio transaction for the Company or a Series that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if OMC (or any Sub Advisor) determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer viewed in terms of either that particular transaction or the overall responsibilities of OMC or its affiliates (or any Sub Advisor) with respect to accounts as to which they exercise investment discretion. In reaching such determination, OMC (or any Sub Advisor) will not be required to place or attempt to place


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a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer. In demonstrating that such determinations were made in good faith, OMC (and any Sub Advisor) shall be prepared to show that all commissions were allocated for purposes contemplated by this Agreement and that the total commissions paid by the Company and each Series over a representative period selected by the Company's Trustees were reasonable in relation to the benefits to the Company and each Series.

          (d) OMC (or any Sub Advisor) shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Company and each Series for effecting its portfolio transactions to the extent consistent with the interests and policies of the Company and each Series as established by the determinations of the Board of Trustees of the Company and the provisions of this paragraph 7.

          (e) The Company recognizes that an affiliated broker-dealer: (i) may act as one of the Company's regular brokers for the Company or a Series thereof so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the Company or a Series thereof; and (iii) may effect portfolio transactions for the Company or a Series thereof only if the commissions, fees or other renumeration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act to be within the permissible level of such commissions.


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          (f)  Subject to the foregoing provisions of this paragraph 7, OMC (and any Sub Advisor) may also consider sales of Shares of the Company, each Series thereof and the other funds advised by OMC and its affiliates as a factor in the selection of broker-dealers for its portfolio transactions.

     8.   DURATION:

          This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 10 hereof, this Agreement shall remain in effect for a period of two (2) years and thereafter from year to year, so long as such continuance shall be approved at least annually by the Company's Board of Trustees, including the vote of the majority of the Trustees of the Company who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Company, or each Series thereof, and by such a vote of the Company's Board of Trustees.

     9.   DISCLAIMER OF SHAREHOLDER OR TRUSTEE LIABILITY:

          OMC understands and agrees that the obligations of the Company under this Agreement are not binding upon any shareholder or Trustee of the Company personally, but bind only the Company and the Company's property; OMC represents that it has notice of the provisions of the Declaration of Trust of the Company disclaiming shareholder or Trustee liability for acts or obligations of the Company.

     10.  TERMINATION.

          This Agreement may be terminated (i) by OMC at any time without penalty upon sixty days' written notice to the Company (which notice may be waived by the Company); or (ii)


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by the Company at any time without penalty upon sixty days' written notice to
OMC (which notice may be waived by OMC) provided that such termination by the Company shall be directed or approved by the vote of a majority of all of the Trustees of the Company then in office or by the vote of the holders of a "majority" of the outstanding voting securities of the Company (as defined in the Investment Company Act).

     11.  ASSIGNMENT OR AMENDMENT:

          This Agreement may not be amended, or the rights of OMC hereunder sold, transferred, pledged or otherwise in any manner encumbered without the affirmative vote or written consent of the holders of the "majority" of the outstanding voting securities of the Company. This Agreement shall automatically and immediately terminate in the event of its "assignment," as defined in the Investment Company Act.

     12.  DEFINITIONS:

          The terms and provisions of the Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions contained in the Investment Company Act.

                                        OPPENHEIMER/QUEST FOR VALUE
                                        FAMILY OF FUNDS


Attest: ______________________          By:  _______________________

                                        Title: _______________________



                                        OPPENHEIMER MANAGEMENT
                                        CORPORATION



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Attest: ______________________          By:  _______________________
          Katherine P. Feld                  Andrew J. Donohue
        Secretary                            Executive Vice President


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                                   SCHEDULE A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                   OPPENHEIMER/QUEST FOR VALUE FAMILY OF FUNDS
                                       AND
                       OPPENHEIMER MANAGEMENT CORPORATION


-------------------------------------------------------------------------------
NAME OF SERIES                     ANNUAL FEE AS A PERCENTAGE OF DAILY
                                             TOTAL NET ASSETS
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Growth and Income Fund             0.85% of all net assets
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Officers Fund                      1.00% of all net assets
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Small Capitalization Fund          1.00% of first $400 million of net assets
                                   0.90% of next $400 million of net assets
                                   0.85% of net assets over $800 million
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Opportunity Fund                   1.00% of first $400 million of net assets
                                   0.90% of next $400 million of net assets
                                   0.85% of net assets of $800 million
-------------------------------------------------------------------------------


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